Exhibit 10.2

EXECUTION VERSION

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is dated as of December 14, 2022, by and among M3-Brigade Acquisition III Corp., a Delaware corporation (“SPAC”), Greenfire Resources Ltd., an Alberta corporation (“PubCo”), DE Greenfire Merger Sub Inc., a Delaware corporation (“Merger Sub” and, together with PubCo, the “Acquisition Entities”), 2476276 Alberta ULC, an Alberta unlimited liability corporation (“Canadian Merger Sub”), the Persons set forth on Schedule I hereto (each, a “Company Supporting Shareholder” and, collectively, the “Company Supporting Shareholders”), and Greenfire Resources Inc., an Alberta corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Supporting Shareholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of such classes or series of Company Common Shares as are indicated opposite each of their names on Schedule I attached hereto (all such shares of Company Common Shares, together with any Equity Interests of the Company of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Supporting Shareholder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, PubCo, Merger Sub and the Company have entered into a Business Combination Agreement (as amended or supplemented from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, PubCo and the Company will enter into the Plan of Arrangement whereby PubCo will amalgamate with Canadian Merger Sub pursuant to which all of the issued and outstanding Company Shares will exchange into common shares of PubCo; and

WHEREAS, as an inducement to SPAC, PubCo, Merger Sub, Canadian Merger Sub and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Supporting Company Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its independent tax and legal advisors. Each Supporting Company Shareholder confirms by the execution of this Agreement that such Supporting Company Shareholder has either sought such independent tax and legal advice or waived their right to do so in connection with entering into this Agreement, and any failure on such Supporting Company Shareholder’s part to seek independent tax and legal advice shall not affect the validity, enforceability of this Agreement, the Business Combination Agreement and the transactions contemplated thereby and by the Ancillary Documents, including the Plan of Arrangement. Each Supporting Company Shareholder shall be bound by and comply with Sections 8.4 (Public Announcements) and 8.6 (Exclusive Dealing) (and any relevant definitions contained in any such Sections) as if (a) such Supporting Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 8.6 of the Business Combination Agreement also referred to each such Supporting Company Shareholder.

Section 1.2 Existing Liens and Replacement Liens. Set forth on Exhibit II attached hereto and made a part hereof is a list of existing liens to which certain Subject Shares are subject, copies of which liens have been provided to the parties hereto (“Existing Liens”). Notwithstanding any other provision hereof, it is expressly acknowledged and agreed (i) that such Existing Liens, and any liens hereafter created in replacement thereof which are not materially more restrictive with respect to the voting ability of the Supporting Company Shareholder than the Existing Liens (“Replacement Liens”), the provisions of the instruments creating such Existing Liens and Replacement Liens, and actions taken by Supporting Company Shareholders and secured parties thereto in accordance with the provisions of such instruments, shall serve as exceptions to each of the prohibitions, covenants and other provisions contained herein, and (ii) that Replacement Liens are expressly permitted. Each Supporting Company Shareholder hereby agrees to use its reasonable best efforts so that none of the restrictions or other provisions of Existing Liens or Replacement Liens, to the extent affecting any agreement with respect to such Supporting Company Shareholder’s Subject Shares hereunder, will be exercised to prevent or otherwise restrict the consummation of the Plan of Arrangement or the other transactions contemplated by this Agreement or the Business Combination Agreement, in each case in accordance with their terms.

Section 1.3 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Supporting Company Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement / Proxy Statement) or a prospectus with any provincial securities regulator in Canada or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between any Supporting Company Shareholder and (1) any Affiliate of such Supporting Company Shareholder, (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; or (5) by virtue of the Supporting Company Shareholder’s Governing Documents upon liquidation or dissolution of the Supporting Company Shareholder (any transferee of the type set forth in clauses (1) through (5), a “Permitted Transferee”), so long as, prior to and as a condition to the effectiveness of any such Transfer, such Permitted Transferee executes and delivers to the Company, SPAC and the Acquisition Entities a joinder to this Agreement in the form attached hereto as Annex A.

Section 1.4 New Shares. In the event that, (a) any Subject Shares are issued to a Supporting Company Shareholder after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Supporting Company Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares after the date of this Agreement, or (c) a Supporting Company Shareholder acquires the right to vote or share in the voting of any Subject Shares after the date of this Agreement (collectively, the “New Securities”), then such New Securities acquired or purchased by such Supporting Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Supporting Company Shareholder as of the date hereof.

Section 1.5 Supporting Company Shareholder Agreements. Hereafter until the Expiration Time, each Supporting Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company distributed by the Board of Directors of the Company (including the Written Resolution) or otherwise undertaken in connection with or as contemplated by the Business Combination Agreement or the transactions contemplated thereby and by the Ancillary Documents, (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours, after the Registration Statement (as contemplated by the Business Combination Agreement) is declared effective and delivered or otherwise made available to the shareholders of SPAC and the shareholders of the Company), such Supporting Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Supporting Company Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a) to approve and adopt the Business Combination Agreement and the transactions contemplated thereby and by the Ancillary Documents, including the Plan of Arrangement;

(b) in any other circumstances upon which a consent, waiver or other approval may be required under the Company’s Governing Documents or under any agreements between the Company and its shareholders, including the Shareholder Agreement between the Company and certain of its shareholders dated August 5, 2021 (the “Shareholder Agreement”), to implement, or otherwise sought with respect to, the Business Combination Agreement or the transactions contemplated thereby and by the Ancillary Documents, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Supporting Company Shareholder’s Subject Shares held at such time in favor thereof;

(c) against any competing business combination agreement, arrangement, amalgamation, take-over bid, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Business Combination Agreement and the transactions contemplated thereby and by the Ancillary Documents); and

(d) against any proposal, action or agreement that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the transactions contemplated thereby and by the Ancillary Documents, including the Plan of Arrangement, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (iii) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled.

Each Supporting Company Shareholder hereby agrees that it shall not exercise any rights of dissent in connection with the Plan of Arrangement or commit or agree to take any action inconsistent with the foregoing.

Section 1.6 Affiliate Agreements. Each Supporting Company Shareholder, hereby agrees and consents to the termination of all Affiliate Agreements to which such Supporting Company Shareholder is party, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries, SPAC or the Acquisition Entities.

Section 1.7 Lock-Up Agreement. Each of the Supporting Company Shareholders set forth on Schedule III hereto, on behalf of itself, agrees that it will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit C to the Business Combination Agreement.

Section 1.8 Investor Rights Agreement. Each of the Supporting Company Shareholders set forth on Schedule IV hereto, on behalf of itself, agrees that it will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Investor Rights Agreement substantially in the form attached as Exhibit D to the Business Combination Agreement.

Section 1.9 Further Assurances. Each Supporting Company Shareholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by SPAC or the Company, to effect the actions required to consummate the Plan of Arrangement and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.10 No Inconsistent Agreement. Each Supporting Company Shareholder hereby represents and covenants that such Supporting Company Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Supporting Company Shareholder’s obligations hereunder.

Section 1.11 No Challenges. Each Supporting Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action or similar proceeding with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, PubCo, Canadian Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination or the transactions contemplated thereby and by the Ancillary Documents (including the Plan of Arrangement).

Section 1.12 Consent to Disclosure. Each Supporting Company Shareholder hereby consents to the publication and disclosure in the Registration Statement / Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, the Acquisition Entities, the Company to any Governmental Entity or to securityholders of SPAC) of such Supporting Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Supporting Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC, the Acquisition Entities or the Company, a copy of this Agreement. Each Supporting Company Shareholder will promptly provide any information reasonably requested by SPAC, the Acquisition Entities or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Supporting Company Shareholders. Each Supporting Company Shareholder represents and warrants as of the date hereof to SPAC, the Acquisition Entities, Canadian Merger Sub, and the Company (and solely with respect to itself, himself or herself and not with respect to any other Supporting Company Shareholder) as follows:

(a) Organization; Due Authorization. If such Supporting Company Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporting Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Supporting Company Shareholder. If such Supporting Company Shareholder is an individual, such Supporting Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Supporting Company Shareholder, enforceable against such Supporting Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Supporting Company Shareholder.

(b) Ownership. Such Supporting Company Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Supporting Company Shareholder’s Subject Shares, and, except as set forth on Schedule II hereto, there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Business Combination Agreement or (iv) any applicable securities Laws or (v) the Shareholder Agreement. Such Supporting Company Shareholder’s Subject Shares are the only Equity Securities in the Company owned of record or beneficially by such Supporting Company Shareholder on the date of this Agreement, and none of such Supporting Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares other than as set forth in the Shareholder Agreement. Other than as set forth opposite such Supporting Company Shareholder’s name on Schedule I, such Supporting Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any Equity Securities of the Company or any Equity Securities convertible into, or which can be exchanged for, Equity Securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Supporting Company Shareholder does not, and the performance by such Supporting Company Shareholder of his, her or its obligations hereunder will not, (i) if such Supporting Company Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Supporting Company Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Supporting Company Shareholder or such Supporting Company Shareholder’s Subject Shares) other than those which are contemplated by the Business Combination Agreement or as may be required under the Shareholder Agreement or Governing Documents of the Company, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporting Company Shareholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Supporting Company Shareholder, or to the knowledge of such Supporting Company Shareholder threatened against such Supporting Company Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Company Shareholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Supporting Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC, the Acquisition Entities or the Company and based on such information as such Supporting Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Supporting Company Shareholder acknowledges that SPAC, the Acquisition Entities and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Supporting Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Supporting Company Shareholder are irrevocable.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Supporting Company Shareholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Supporting Company Shareholder understands and acknowledges that each of SPAC, the Acquisition Entities and the Company is entering into the Business Combination Agreement in reliance upon such Supporting Company Shareholder’s execution and delivery of this Agreement.

Section 2.2 Representations and Warranties of the Company, SPAC,Canadian Merger Sub, and the Acquisition Entities. Each of the Company, SPAC, Merger Sub and PubCo represents and warrants as of the date hereof (solely with respect to itself) to each Supporting Company Shareholder as follows:

(a) Organization; Due Authorization. Each of the Company, SPAC, Canadian Merger Sub, Merger Sub and PubCo is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, and has the corporate power and authority to execute and deliver each of this Agreement and the Business Combination Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Business Combination Agreement has been duly authorized by all necessary corporate action on the part of the Company, SPAC and the Acquisition Entities. Each of this Agreement and the Business Combination Agreement has been duly and validly executed and delivered by the Company, SPAC, Canadian Merger Sub and each of the Acquisition Entities and constitutes a legal, valid and binding agreement of each of them (assuming that this Agreement or the Transaction Agreement, as applicable, has been duly authorized, executed and delivered by the other Persons party thereto), enforceable against each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b) No Conflicts. None of the execution and delivery by the Company, SPAC, Canadian Merger Sub, Merger Sub and PubCo of this Agreement nor the Business Combination Agreement, the performance by them of their obligations hereunder and thereunder, nor the consummation by each of them of the transactions contemplated hereby and thereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of their Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which any of them is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any of them or any of their properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of their assets or properties (other than any Permitted Liens), except in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect or a SPAC Material Adverse Effect, as the case may be.

Article III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time and (b) as to each Supporting Company Shareholder, the written agreement of SPAC, the Acquisition Entities, the Company, Canadian Merger Sub and such Supporting Company Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State; provided, however, the laws of the Province of Alberta, Canada and the federal laws of Canada applicable therein shall also apply to the corporate matters related to the Company Information Circular, the Company Shareholders Meeting and the Plan of Arrangement.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Acquisition Entities, the Company and the Supporting Company Shareholders.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Fiduciary Duties. SPAC, the Acquisition Entities, Canadian Merger Sub and the Company hereby agree and acknowledge that the Company Supporting Shareholder is bound hereunder solely in his capacity as a securityholder of the Company and that the provisions hereof shall not be deemed or interpreted to bind the Company Supporting Shareholder in his capacity as a director or officer of the Company (if the Company Supporting Shareholder holds such office) or restrict, limit or prohibit the Company Supporting Shareholder in his capacity as a director or officer of the Company (if the Company Supporting Shareholder holds such office) from fulfilling or exercising his fiduciary duties as a director or officer owing to the Company under applicable Laws.

Section 3.9 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC, to:

M3-Brigade Acquisition III Corp.
1700 Broadway, 19th Floor
New York, NY 10019
Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com; cgarner@m3-partners.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

Osler, Hoskin & Harcourt LLP
Suite 2700, Brookfield Place
225 – 6th Avenue S.W.
Calgary AB T2P 1N2
Attention:	Neal Ross
Email:	NRoss@osler.com

If to the Company, to:

Greenfire Resources Inc.
1900 – 205 5th Avenue SW
Calgary, AB T2P 2V7
Attention:	David Phung
Email:	DPhung@greenfireres.com

with copies (which shall not constitute notice) to:

Carter Ledyard & Milburn LLP
28 Liberty Street
41st Fl.
New York, New York 10005
Attention:	Guy P. Lander
Email:	lander@clm.com

Burnet, Duckworth & Palmer LLP
2400, 525 - 8th Avenue S.W.
Calgary, AB, T2P 1G1
Attention:	Ted Brown
Email:	ebb@bdplaw.com

If to any Acquisition Entity, to:

c/o Greenfire Resources Inc.
1900 – 205 5th Avenue SW
Calgary, AB T2P 2V7
Attention:	David Phung
Email:	DPhung@greenfireres.com

with copies (which shall not constitute notice) to:

Carter Ledyard & Milburn LLP
28 Liberty Street
41st Fl.
New York, New York 10005
Attention:	Guy P. Lander
Email:	lander@clm.com

Burnet, Duckworth & Palmer LLP
2400, 525 - 8th Avenue S.W.
Calgary, AB, T2P 1G1
Attention:	Ted Brown
Email:	ebb@bdplaw.com

If to Canadian Merger Sub, to:

c/o Greenfire Resources Inc.
1900 – 205 5th Avenue SW
Calgary, AB T2P 2V7
Attention:	David Phung
Email:	DPhung@greenfireres.com

with copies (which shall not constitute notice) to:

Carter Ledyard & Milburn LLP
28 Liberty Street
41st Fl.
New York, New York 10005
Attention:	Guy P. Lander
Email:	lander@clm.com

Burnet, Duckworth & Palmer LLP
2400, 525 - 8th Avenue S.W.
Calgary, AB, T2P 1G1
Attention:	Ted Brown
Email:	ebb@bdplaw.com

If to a Supporting Company Shareholder:

To such Supporting Company Shareholder’s address set forth in Schedule I with copies (which shall not constitute notice) to:

Carter Ledyard & Milburn LLP
28 Liberty Street
41st Fl.
New York, New York 10005
Attention:	Guy P. Lander
Email:	lander@clm.com

Burnet, Duckworth & Palmer LLP
2400, 525 - 8th Avenue S.W.
Calgary, AB, T2P 1G1
Attention:	Ted Brown
Email:	ebb@bdplaw.com

Section 3.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11 Non-Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party or parties thereto against any other party or parties thereto on the terms and subject to the conditions therein, each party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (other than the Company Supporting Shareholders named as parties hereto), and (b) no SPAC Non-Party Affiliate or Company Non-Party Affiliate (other than the Company Supporting Shareholders named as parties hereto), shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

Section 3.12 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

IN WITNESS WHEREOF, the Supporting Company Shareholders, SPAC, PubCo, Merger Sub, Canadian Merger Sub and the Company have each caused this Shareholder Support Agreement to be duly executed as of the date first written above.

SUPPORTING COMPANY SHAREHOLDERS:

ALLARD SERVICES LIMITED

By:	*
Name:
Title:	Director

ANNAPURNA LIMITED

By:	*
Name:
Title:	Director

SPICELO LIMITED

By:	/s/ Ioannis C. Charalambides
Name:	Ioannis C. Charalambides
Title:	Director

MODRO HOLDINGS LLC

By:	/s/ Joseph Pehar
Name:	Joseph Pehar
Title:	Manager

[Signature Page to Shareholder Support Agreement]

*	Signature in process pursuant to applicable local law.

M3-BRIGADE ACQUISITION III CORP.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Executive Chairman of the Board of Directors

GREENFIRE RESOURCES LTD.

By:	/s/ David Phung
Name:	David Phung
Title:	Chief Financial Officer

DE GREENFIRE MERGER SUB INC.

By:	/s/ David Phung
Name:	David Phung
Title:	Chief Financial Officer

2476276 Alberta ULC

By:	/s/ David Phung
Name:	David Phung
Title:	Chief Financial Officer

GREENFIRE RESOURCES INC.

By:	/s/ David Phung
Name:	David Phung
Title:	Chief Financial Officer

[Signature Page to Shareholder Support Agreement]

Schedule I

Supporting Company Shareholder Subject Shares

Holder	Common Shares	Company Incentive Warrants	Company Bond Warrants	Notice Information
Allard Services Limited	4,065,005	0	0	Neville Newman, Harris & Trotter LLP 64 New Cavendish Street London W1G 8TB Tel:: +44 20 7467 6300 E-mail: nevillenewman@harrisandtrotter.co.uk

Annapurna Limited	1,350,002	0	0	Neville Newman, Harris & Trotter LLP 64 New Cavendish Street London W1G 8TB Tel:: +44 20 7467 6300 E-mail: nevillenewman@harrisandtrotter.co.uk

Spicelo Limited	1,125,002	0	0	17 Megalou Alexandrou Street, 2121 Aglantzia, Nicosia, Cyprus

Modro Holdings LLC	960,001	0	0	c/o Thomas Giordano Karlin & Peebles, LLP 5900 Wilshire Blvd., Ste. 500 Los Angeles, CA 90036 tgiordano@karlinpeebles.com

[Schedule I to Shareholder Support Agreement]

Schedule II

Existing Liens

1.	Promissory Note in the face amount of $3,750,000 dated August 19, 2022 issued by Allard Services Limited, Annapurna Limited and Annapurna Ltd. (as Borrowers) to Community Master Fund LP (as Lender).

a.	Securities Pledge Agreement dated August 19, 2022 between Allard Services Limited (as Chargor) and Community Master Fund LP (as Secured Party).

b.	Securities Pledge Agreement dated August 19, 2022 between Annapurna Limited (as Chargor) and Community Master Fund LP (as Secured Party).

2.	Limited Recourse Guarantee and Securities Pledge Agreement dated as of July 21, 2022 made by Spicelo Limited (as Chargor) and GLAS Americas LLC (as Collateral Agent for the benefit of the Secured Parties under the Griffon Loan Agreement (defined below)), as amended by the First Amending Agreement (Limited Recourse Guarantee and Securities Pledge Agreement) dated August 31, 2022.

a.	Loan Agreement dated July 21, 2022 among Griffon Partners Operation Corp. (as Borrower), Griffon Partners Capital Management Ltd. and Griffon Partners Holding Corp. (as Guarantors), Trafigura Canada Limited, Signal Alpha C4 Limited (as Lenders), GLAS USA LLC (as Administrative Agent) and GLAS Americas LLC (as Collateral Agent), as amended by the First Amending Agreement effective August 31, 2022 (the “Griffon Loan Agreement”).

[Schedule II to Shareholder Support Agreement]

Schedule III

Parties to the Lock-Up Agreement

1.	Allard Services Limited

2.	Annapurna Limited

3.	Spicelo Limited

4.	Modro Holdings, LLC

[Schedule III to Shareholder Support Agreement]

Schedule IV

Parties to the Investor Rights Agreement

1.	Allard Services Limited

2.	Annapurna Limited

3.	Spicelo Limited

4.	Modro Holdings, LLC

[Schedule IV to Shareholder Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholder Support Agreement, dated as of December , 2022 (as amended, supplemented or otherwise modified from time to time, the “Shareholder Support Agreement”), by and among M3-Brigade Acquisition III Corp., a Delaware corporation, Greenfire Resources Ltd., an Alberta corporation, DE Greenfire Merger Sub Inc., a Delaware corporation, 2476276 Alberta ULC, an Alberta unlimited liability corporation , and Greenfire Resources Inc., an Alberta corporation and the Supporting Company Shareholders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Shareholder Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Supporting Company Shareholder” under, the Shareholder Support Agreement as of the date hereof and shall have all of the rights and obligations of a Supporting Company Shareholder as if it had executed the Shareholder Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholder Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●]

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Shareholder Support Agreement]